EXHIBIT 7
                                                                       ---------

                 1976 EMPLOYEES' INCENTIVE STOCK OPTION PLAN
                 OF AUTOLOGIC INFORMATION INTERNATIONAL, INC.
                         INCENTIVE STOCK OPTION CONTRACT


          THIS INCENTIVE STOCK OPTION CONTRACT entered into as of November 5, 1998 between AUTOLOGIC INFORMATION INTERNATIONAL, INC., a Delaware corporation (the "Company"), and ______(1)_______ (the "Optionee").


                             W I T N E S S E T H:
                             - - - - - - - - - -


          1. The Company, in accordance with the allotment made by the Company's Board of Directors and subject to the terms and conditions of the 1976 Employees' Incentive Stock Option Plan of the Company (the "Plan"), grants as of the date hereof to the Optionee an option to purchase an aggregate of ____(2)____ shares of the Common Stock, $.01 par value per share, of the Company ("Common Stock") at an exercise price of _(3)_ per share. This option is intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), although the Company makes no representation or warranty of such status.

          2. The term of this option shall be 10 years from the date hereof, subject to earlier termination as provided in the Plan. This option shall be not be exercisable until November 5, 1999, at which time it shall become exercisable as to 20% of the number of shares of Common Stock set forth above, and as to an additional 20% of the number of shares of Common Stock set forth above on each of the next four anniversaries of the date hereof. The right to purchase shares of Common Stock under this option shall be cumulative, so that if the full number of shares purchasable in a period shall not be purchased, the balance may be purchased at any time or from time to time thereafter, but not after the expiration of the option. Notwithstanding the foregoing, in no event may a fraction of a share of Common Stock be purchased under this option.

          3. This option shall be exercised by giving written notice to the Company at its principal office, presently 1050 Rancho Conejo Boulevard, Thousand Oaks, California 91320, Attention: President, stating that the Optionee is exercising this incentive stock option, specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (a) in cash or by certified check, (b) with previously acquired shares of Common Stock which have been held by the Optionee for at least six months, or
(c) a combination of the foregoing.

          4. Notwithstanding the foregoing, this option shall not be exercisable by the Optionee unless (a) a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the shares of Common Stock to be received upon the exercise of this option shall be effective and current at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon exercise. The Optionee hereby represents and warrants to the Company that, unless such a Registration Statement shall be effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for Optionee's own account, for investment only and not with a view to the resale or distribution thereof. In any event, the Optionee will notify the Company of any proposed resale of the shares of Common Stock issued to Optionee upon exercise of this option. If (i) the Optionee is an "affiliate" of the Company within the meaning of the Securities Act at the time of


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any such resale or (ii) at the time of exercise of this option the shares issued were not subject to a current and  effective  Registration  Statement  under the
Securities  Act  covering  their  issuance,   then,  any  subsequent  resale  or
distribution of shares of Common Stock by the Optionee will be made only pursuant to (x) a Registration Statement under the Securities Act which, at the time of such sale, is effective and current with respect to the shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

          5. Notwithstanding anything herein to the contrary, if at any time the Company shall determine in its discretion that the listing or qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an option, or the issue of shares of Common Stock thereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

          6. Nothing in the Plan or herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, any Parent or its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

          7. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan or any agreement between the Company and the Optionee with respect to such shares of Common Stock, or (c) permit the Company to determine the occurrence of a "disqualifying disposition," as described in Section 421(b) of the Code, of the shares of Common Stock transferred upon the exercise of this option.

          8. The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount which the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

          9. In the event of any disposition of the shares of Common Stock acquired pursuant to the exercise of this option within two years from the date hereof or one year from the date of transfer of such shares to him, the Optionee shall notify the Company thereof in writing within 30 days after such disposition. In addition, the Optionee shall provide the Company on demand with such information as the Company shall reasonably request in connection with determining the amount and character of the Optionee's income, the Company's deduction and its obligation to withhold taxes or other amount incurred by reason of such disqualifying disposition, including the amount thereof. The Optionee shall pay the Company in cash on demand the amount, if any, which the Company determines is necessary to satisfy such withholding obligation.


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          10. The Company and the Optionee  agree that they will both be subject to and bound by all of the terms and conditions of the Plan, receipt of a copy of which is acknowledged by the Optionee and is made a part hereof. Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan. In the event of a conflict between the terms of this Contract and the terms of the Plan, the terms of the Plan shall govern.

          11. The Optionee represents and agrees that Optionee will comply with all applicable laws relating to the Plan and the grant and exercise of the option and the disposition of the shares of Common Stock acquired upon exercise of the option, including without limitation, federal and state securities and "blue sky" laws.

          12. This option is not transferable otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by Optionee.

          13. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled by law to the Optionee's rights hereunder.

          14. This Contract shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to the conflicts of law rules thereof.

          15. The invalidity or illegality of any provision herein shall not affect the validity of any other provision.

          16. The Optionee agrees that the Company may amend the Plan and the options granted to the Optionee under the Plan, subject to the limitations contained in the Plan.

          IN WITNESS WHEREOF, the parties hereto have executed this Contract as of the day and year first above written.

                                        AUTOLOGIC  INFORMATION  INTERNATIONAL,
                                        INC.


                                        By:
                                           ----------------------------------
                                              Dennis Doolittle, President



                                                        (4)
                                        -------------------------------------
                                                                , Optionee
                                        -----------------------
                                        -------------------------------------
                                        -------------------------------------
                                                          Address


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 SCHEDULE SETTING FORTH MATERIAL DETAILS WHICH DIFFER FROM THE ATTACHED FORM
 OF INCENTIVE STOCK OPTION CONTRACT UNDER THE 1976 EMPLOYEES INCENTIVE STOCK
           OPTION PLAN OF AUTOLOGIC INFORMATION INTERNATIONAL, INC.


       (1)             (2)           (3)                (4)

James J. Groberg      5,000         $4.25     James J. Groberg, Optionee
                                              1725 York Avenue
                                              New York, NY 10128

Irwin B. Robins       5,000         $4.25     Irwin B. Robins, Optionee
                                              177 East 77th Street
                                              New York, NY 10021

Howard B. Weinreich   5,000         $4.25     Howard B. Weinreich, Optionee
                                              Box 430 Spring Valley Road
                                              New Vernon, NJ 07976


Daniel G. Hallihan    2,500         $4.25     Daniel G. Hallihan, Optionee
                                              246 Euclid Avenue
                                              Hackensack, NJ 07601


Jack Egan             2,500         $4.25     Jack Egan, Optionee
                                              42 Pengilly Drive
                                              New Rochelle, NY 10804


Ludwig M. Guarino     2,500         $4.25     Ludwig M. Guarino, Optionee
                                              12 View Street
                                              Pleasantville, NY 15520


Steven Shaw           2,000         $4.25





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